UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

6327-4 Argyle Forest Blvd. Jacksonville, FL (Address of principal executive offices)	32244 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 30, 2018, ARC Group, Inc. (the “Company”) completed its previously announced acquisition of all of the assets associated with the Fat Patty’s restaurant franchise (“Fat Patty’s”) pursuant to the terms of that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated August 3, 2018, by and among the Company, CSA, Inc., a West Virginia corporation, CSA Investments, LLC, a West Virginia limited liability company, CSA of Teays Valley, Inc., a West Virginia corporation, CSA, Inc. of Ashland, a Kentucky corporation, Fat Patty’s, LLC, a West Virginia limited liability company, and Clint Artrip, an individual (the “Fat Patty’s Acquisition”).

Also on August 30, 2018, the Company completed its previously announced sale of all of the real property acquired in the Fat Patty’s Acquisition to Store Capital Acquisitions, LLC, a Delaware limited liability company (“Store Capital”), pursuant to the terms of that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”; together with the Asset Purchase Agreement, the “Purchase Agreements”), dated August 3, 2018, with Store Capital. The real property consists of the four properties upon which the Fat Patty’s restaurants acquired in the Asset Acquisition are located (collectively, the “Properties”).

On August 30, 2018, the Company entered into a secured convertible promissory note (the “Note”) with Seenu G. Kasturi pursuant to which the Company borrowed $622,929.17 to help finance the Fat Patty’s Acquisition. All principal and accrued but unpaid interest is due and payable by the Company in full on the earlier of (i) the fifth (5th) anniversary of the date of the Note, or (ii) the date that Mr. Kasturi demands repayment in full by providing written notice thereof to the Company. Interest accrues at the rate of six percent per annum and is payable in full on the maturity date. Mr. Kasturi has the right, at any time during the term of the Note and from time to time, to convert all of any portion of the outstanding principal of the Note, together with accrued and unpaid interest payable thereon, into shares of the Company’s Class A common stock, part value $0.01 per share (“Common Stock”) at a conversion rate of $1.36 per share. The note is secured by all of the assets of the Company.

Mr. Kasturi serves as the President, Chief Financial Officer and Chairman of the Board of Directors for ARC Group and owns approximately 20.7% of the issued and outstanding shares of Common Stock and 100% of the issued and outstanding shares of Series A Convertible Preferred Stock. Mr. Kasturi also serves as the President, Treasurer and Secretary, and sole member of, Raceland QSR, LLC (“Raceland”) and owns all of the equity interests in Raceland. Raceland is the landlord for the property on which one of the restaurants owned by the Company is located. In addition, Mr. Kasturi serves as the Chief Executive Officer, Treasurer and Secretary, and as the sole member of the board of directors, of Blue Victory Holdings, Inc., a Nevada corporation (“Blue Victory”), with which ARC Group has a $50,000 revolving line of credit facility, and owns 90% of the equity interests in Blue Victory. Mr. Kasturi also serves as the President, Treasurer and Secretary of, and is the sole member of, DWG Acquisitions, LLC, a Louisiana limited liability company (“DWG Acquisitions”), and owns all of the equity interests in DWG Acquisitions. DWG Acquisitions currently owns and operates two of ARC Group’s 18 franchised restaurants.

Also on August 30, 2018, the Company entered into a master lease agreement (the “Master Lease”) with Store Capital pursuant to which the Company leased each of the Properties from Store Capital. The initial term of the lease expires on August 31, 2038. The Company has the option to extend the term of the lease for four additional successive periods of five years each. The aggregate base annual rent is $876,875 and is subject to annual increases commencing September 1, 2019 in an amount equal to the lesser of: (i) 1.75%, or (ii) 1.25 times the change in the Consumer Price Index. The Company is responsible for all costs and obligations relating to the Properties. The transactions contemplated by the Purchaser Agreements, the Note and the Master Lease are sometimes referred to herein collectively as the “Transactions”.

The Purchase Agreements, the Note and the Master Lease (the “Transaction Agreements”) have been included solely to provide readers with information regarding their respective terms. They are not intended to be a source of financial, business or operational information about the parties thereto or their respective subsidiaries or affiliates, if any. The representations, warranties and covenants contained in the Transaction Agreements were made solely for purposes of the agreements and as of specific dates, were made solely for the benefit of the parties thereto, and may be subject to qualifications and limitations agreed upon by the parties, including being qualified by confidential disclosures. The representations, warranties and covenants may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the agreements that differ from those applicable to readers. Readers should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Transaction Agreements or their respective subsidiaries or affiliates, if any. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s filings with the Securities and Exchange Commission (“SEC”) or other public disclosures.

The foregoing description of the Asset Purchase Agreement, Purchase and Sale Agreement, Note and Master Lease does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement and Purchase and Sale Agreement, which were filed as Exhibits 2.1 and 10.1, respectively, to the Company’s current Report on Form 8-K filed with the SEC on August 9, 2018, and incorporated by reference herein, and to the Note and Master Lease, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K (this “Report”) will be filed by amendment to this Report no later than 71 calendar days after the date this Report is required to be filed with the SEC.

(b)       Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of this Report will be filed by amendment to this Report no later than 71 calendar days after the date this Report is required to be filed with the SEC.

(d)       Exhibits.

2.1	Asset Purchase Agreement, dated August 3, 2018, by and among ARC Group, Inc., CSA, Inc., CSA Investments, LLC, CSA of Teays Valley, Inc., CSA, Inc. of Ashland, Fat Patty’s, LLC and Clint Artrip (incorporated by reference to Exhibit 2.1 to ARC Group, Inc.’s Current Report on Form 8-K filed with the SEC on August 9, 2018)*

10.1	Purchase and Sale Agreement, dated August 3, 2018, by and between ARC Group, Inc. and Store Capital Acquisitions, LLC (incorporated by reference to Exhibit 2.1 to ARC Group, Inc.’s Current Report on Form 8-K filed with the SEC on August 9, 2018)

10.2	Secured Convertible Promissory Note, dated August 30, 2018, by and between ARC Group, Inc. and Seenu G. Kasturi

10.3	Master Lease Agreement, dated August 30, 2018, by and between ARC Group, Inc. and Store Capital Acquisitions, LLC

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedules and exhibits to the SEC upon request.

* * * * *

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are intended to be covered by the safe harbor created thereby. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to: (i) the integration of Fat Patty’s into the Company’s business, which will require significant time, attention and resources of the Company’s senior management and others within the Company, potentially diverting their attention from other aspects of the Company’s business, (ii) the future results of operations and performance of Fat Patty’s, which could differ significantly from management’s expectations and estimates, (iii) the potential adverse effects on the Company’s business, properties or operations caused by the Company completing the Transactions, (iv) the costs, fees, expenses and charges related to or triggered by the Transactions that may in the future be incurred by the Company, (v) the initiation or outcome of any legal or regulatory proceedings related to the Transactions that may be instituted against the Company, and (vi) the effect that the Transactions will have on the price of the Company’s shares of Common Stock. Additional factors that could cause actual results to differ materially from the Company’s expectations are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its other filings and submissions with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All information set forth in this Report is accurate as of September 5, 2018. Except as required by law, the Company does not intend, and assumes no obligation, to update or revise this information to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: September 5, 2018	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.2	Secured Convertible Promissory Note, dated August 30, 2018, by and between ARC Group, Inc. and Seenu G. Kasturi

10.3	Master Lease Agreement, dated August 30, 2018, by and between ARC Group, Inc. and Store Capital Acquisitions, LLC